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                                                                   Exhibit 10.1





                              AMENDED AND RESTATED
                         EMBARCADERO TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of the EMBARCADERO TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN (the "Plan") is to grant to selected employees, directors, and consultants of EMBARCADERO TECHNOLOGIES, INC., a California corporation (the "Company"), a favorable opportunity to acquire Common Stock of the Company, thereby encouraging such persons to accept or continue a productive relationship with the Company, and furnishing such persons with an incentive to improve operations and increase profits of the Company. Capitalized terms not previously defined herein are defined in Section 18 of this Plan.

2.       OPTIONS AND SHARES.

         2.1 NUMBER OF SHARES. Options granted under this Plan (the "Options") are for the purchase of Common Stock of the Company (the "Shares"). Subject to adjustment as provided in this Plan, the aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 11,300,000 Shares. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan.

         2.2 INDIVIDUAL LIMITATION. The company may not grant options covering in the aggregate more than 600,000 Shares (subject to adjustment as provided in this Plan) to any one participant in any one-year period.

         2.3 RESERVATION OF SHARES. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

3.       ADMINISTRATION.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee of the Board that is composed solely of two or more Non-Employee Directors (in either case, the "Administrator"). As used in this Plan, references to "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The interpretation by the Administrator of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any option or any Shares purchased pursuant to an Option.


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         The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the provisions of the Plan, the Administrator shall have the sole authority, in its discretion:

         (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

         (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

         (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

         (d) to determine the term and the exercise schedule of each option;

         (e) to determine the terms and conditions of each stock option grant (which need not be identical) entered into between the Company and any eligible individual to whom the Administrator has granted an option, subject to Section 15 hereof;

         (f)      to interpret the Plan;

         (g) to accelerate the exercise date or schedule with respect to any option granted under the Plan or, with the consent of the holder thereof, to modify or amend any such option;

         (h) to make all determinations deemed necessary or advisable for the administration of the Plan;

         (i) to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated; and

         (j) to determine whether an Optionee, who is a director, consultant or advisor of the Company, is "employed by the Company or any Parent, Subsidiary or Affiliate of the Company" pursuant to the foregoing Sections.

4.       ELIGIBILITY.

         Options may be granted to employees, officers, directors, consultants and advisers (provided such consultants and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. Incentive Stock Options may be granted


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only to employees of the Company or a Parent or Subsidiary of the Company. The
Administrator in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in replacement of the option assumed by the Company, or (b) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

5.       TERMS AND CONDITIONS OF OPTIONS.

         5.1 OPTION GRANT. Each option granted under the Plan shall be evidenced by a written stock option grant (the "Option") Each such agreement shall designate the option thereby granted as a Common Stock option. Each such Option shall be subject to the terms and conditions set forth in this Section 5, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case.

         5.2 DATE OF OPTION. The date of grant of an Option shall be the date on which the Administrator makes the determination to grant such Option unless otherwise specified by the Administrator. The Option representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

         5.3 EXERCISE PRICE. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of a Nonqualified Stock Option granted prior to the Company's Common Stock is listed or approved for listing on the Nasdaq National Market shall not be less than 85% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Incentive Stock Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted. For purposes of this Section 5.3, in determining stock ownership, an Optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. Common Stock with respect to which any such Optionee holds an Option shall not be counted. Additionally, for purposes of this Section 5.3, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the Option to the Optionee. Outstanding capital stock shall

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not include capital stock authorized for issue under outstanding Options held by the Optionee or by any other person.

         5.4 EXERCISE PERIOD. Subject to the limitations set forth herein, Options shall be exercisable within the times or upon the events determined by the Administrator as set forth in the Option. No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

         5.5 OPTIONS NON-TRANSFERABLE. Except as otherwise determined by the Administrator and expressly set forth in the Option agreement, options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Optionee only by Optionee.

         5.6 ASSUMED OPTIONS. In the event the Company assumes an option granted by another company, the exercise price and the number and nature of shares issuable upon exercise, of such assumed option will be adjusted appropriately pursuant to the Code. In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

6.       EXERCISE OF OPTIONS.

         6.1 NOTICE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Administrator (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of shares being purchased.

         6.2 PAYMENT. Payment for the Shares may be made in cash (by check) or, where approved by the Administrator in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the Optionee; (b) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Option that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such Shares were purchased from the


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Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocable elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin commitment from Optionee and an NASD Dealer whereby Optionee irrevocable elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

         6.3 WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Administrator in its sole discretion, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the amount of taxes the Administrator determines is, in its discretion, required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

         6.4 LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Option, exercise of an Option shall always be subject to the following:

                  6.4.1 If Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company for any reason except death or disability, Optionee may exercise such Optionee's ISOs to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within ninety (90) days after the date of termination (or such shorter time period as may be specified in the Option);

                  6.4.2 If Optionee's employment with the Company or any Parent or Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability (as defined in Section 22 (e) (3) of the Code) of Optionee, Optionee's Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within one year after the date of termination (or such shorter time period as may be specified in the Option), but in any event no later than the expiration date of the Options.


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7.       SECURITIES LAW REQUIREMENTS.

         No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that:

         (a) the company and the Optionee have satisfied all applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934;

         (b) any applicable listing requirement of any stock exchange on which the Company's Common Stock is listed has been satisfied; and

         (c) all other applicable provisions of state and federal law have been satisfied.

8.       RESTRICTIONS ON SHARES.

         At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right to repurchase a portion of or all Shares held by an Optionee upon Optionee's termination of employment or service with the Company, or a Parent, Subsidiary or Affiliate of the Company for any reason, within a specified time as determined by the Committee at the time of grant, at Optionee's original purchase price, the Fair Market Value of such Shares or a price determined by a formula or other provision set forth in the Grant.

9.       MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

         The Administrator shall have the power to accelerate the exercise date or schedule of any outstanding Option, or to otherwise modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, PROVIDED that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. The Administrator shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; PROVIDED, HOWEVER, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section
5.3 of this Plan for Options granted on the date the action is taken to reduce the exercise price.

10.      STOCK OWNERSHIP; FINANCIAL STATEMENTS.

         Notwithstanding any other provisions of the Plan and except as provided in this Section 10, no Optionee shall have any of the rights of a shareholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such Optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares. No adjustment shall be made for


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dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. However, the Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of the financial statements of the Company, consisting of, at a minimum, a balance sheet and an income statement, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its shareholders. The Company shall not be required to provide such information to key employee's whose duties in connection with the Company assume their access to equivalent information.

11.      NO OBLIGATION TO EMPLOY.

         Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, nor limit or otherwise impair the right of the Company, or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

12.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CHANGE IN CONTROL.

         12.1 CHANGES IN CAPITALIZATION. Subject to any required action by the Company's shareholders, the number of Shares of Common Stock covered by this Plan as provided in Section 2, the number of Shares covered by each outstanding Option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination or reclassification of the shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration".

         12.2 EFFECT OF TRIGGERING EVENT. In the event of a Triggering Event each option granted hereunder shall be assumed or an equivalent option substituted by the successor entity (including as a "successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of the successor entity. In the event that the successor does not assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to 100% of the shares of Common Stock covered by the Option, including shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger, sale of assets or other transaction, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of at least 20 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall


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be considered assumed if, following the merger, sale of assets, or other transaction, the Option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger, sale of assets, or other transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received was not solely common stock of the successor entity or its parent entity, the Option shall also be deemed assumed if the Administrator, with the consent of the successor corporation, provides for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor entity or its parent entity equal in fair market value to the per share consideration received by holders of Common Stock in the merger, sale of assets or other transaction.

         12.3 EXPIRATION. In the event the Company is ceasing to exist as a separate corporate entity, then notwithstanding any contrary terms in the Option, each of the Options granted hereunder shall expire on a date at least 20 days after the Board gives written notice to Optionees, specifying the terms and conditions of such termination.

13.      ADOPTION AND SHAREHOLDER APPROVAL.

         This Plan shall become effective on the date that it is adopted by the Board of the Company. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; PROVIDED that, in the event that shareholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such Shareholder approval is not obtained.

14.      TERM OF PLAN AND GOVERNING LAW.

         Options may be granted pursuant to this Plan from time to time within a period of ten (10) years after the date on which this Plan is adopted by the Board. This Plan and the Options granted pursuant hereto shall be governed by California law, except for that body of law pertaining to conflict of laws.


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15.      AMENDMENT OR TERMINATION OF PLAN.

         The Board may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable, except that, without the approval of the Company's shareholders in compliance with the requirements of applicable law, no such revision or amendment shall amend this Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to Incentive Stock Option plans, without obtaining such shareholder approval.

16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

17. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of the Company on November 1, 1993, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date by the shareholders of the Company in accordance with the requirements of the Code and other applicable law. Options may be granted, but may not be exercised, prior to the date of such shareholder approval.

18. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

         18.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         18.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         18.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.


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         18.4     "Fair Market Value" shall mean the fair market value of the
Shares as determined by the Administrator from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Administrator shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the Nasdaq National Market System, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Administrator shall deem appropriate).

         18.5 "Triggering Event" shall mean the occurrence of any of the following:

                  (i) any person or entity acquires ownership or control, directly or indirectly, of securities of the Company (or a successor to the Company) representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or such successor; and

                  (ii) (a) a sale or disposition of assets of the Company involving all or substantially all of the assets of the Company; (b) any merger or reorganization of the Company or other transaction pursuant to which all of the shareholders of the Company immediately prior to the transaction, hold (immediately after the transaction) less than fifty percent (50%) of the combined voting power of the Company or any successor Company; and (c) any other event or transaction which the Board determines, in its discretion, would materially alter the structure, ownership or control of the Company.


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